Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Rockville Financial, Inc. on Form S-8 of our report dated March 1, 2005 relating to the consolidated financial statements of Charter Oak Community Bank Corp. appearing in Registration Statement No. 333-121421 of Rockville Financial, Inc.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
July 13, 2005